[CHARTER ONE LOGO]

CHARTER ONE FINANCIAL, INC.
1215 Superior Avenue
Cleveland, Ohio 44114
(216) 566-5300

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, APRIL 26, 2000

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Charter One Financial, Inc. will be held as follows:

TIME	2:00 p.m. local time Wednesday, April 26, 2000
PLACE	Forum Conference Center 1375 East Ninth Street Cleveland, Ohio
ITEMS OF BUSINESS	(1) To elect eight directors as described in the accompanying proxy statement.

(2)    To ratify the appointment of Deloitte & Touche LLP as Charter
        One Financial's independent auditors for the year ending
         December 31, 2000.

(3)    To transact such other business as may properly come before the meeting and any adjournment thereof.

RECORD DATE	Holders of Charter One Financial common stock of record at the close of business on March 3, 2000, are entitled to vote at the annual meeting or any adjournment thereof. A complete list of shareholders entitled to vote at the meeting will be available for your inspection at our executive offices during the 10 days prior to the meeting, as well as at the meeting.

ANNUAL REPORT	Charter One Financial's 1999 Annual Report to Shareholders, which is not a part of the proxy soliciting materials, is enclosed.
PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card. Registered shareholders, that is, shareholders who hold their stock in their own name, can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS
CHARLES JOHN KOCH Chairman of the Board, President and CEO

Cleveland, Ohio
March 24, 2000

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CHARTER ONE FINANCIAL, INC.
1215 Superior Avenue
Cleveland, Ohio 44114

(216) 566-5300

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
 April 26, 2000

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CHARTER ONE FINANCIAL, INC.
1215 Superior Avenue
Cleveland, Ohio 44114
(216) 566-5300

PROXY STATEMENT

INTRODUCTION

        The Charter One Financial, Inc. Board of Directors is using this proxy statement to solicit proxies from the holders of common stock of Charter One Financial, Inc. for use at the company's upcoming Annual Meeting of Shareholders. The Annual Meeting of Shareholders will be held on Wednesday, April 26, 2000 at 2:00 p.m. local time, at the Forum Conference Center, 1375 East Ninth Street, Cleveland, Ohio. At the meeting, shareholders will be asked to vote on two proposals. The proposals are set forth in the accompanying Notice of Annual Meeting of Shareholders and are described in more detail below. Shareholders also will consider any other matters that may properly come before the meeting, although the Board of Directors knows of no other business to be presented. Charter One Financial, Inc. is referred to in this proxy statement from time to time as "Charter One" or the "Company".

        By submitting your proxy, either by executing and returning the enclosed proxy card or by voting electronically via the Internet or by telephone, you authorize the Board of Directors of Charter One to represent you and vote your shares at the meeting in accordance with your instructions. These persons also may vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the meeting.

        The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1999, which includes the Company's annual financial statements, is enclosed. Although the Annual Report is being mailed to shareholders with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated herein by reference.

        On September 30, 1999, the Company paid a five percent stock dividend to its shareholders of record on September 14, 1999. All share and per share data in this proxy statement have been restated to reflect the effect of this dividend.

        This proxy statement and the accompanying materials are being mailed to shareholders on or about March 24, 2000.

        Your proxy vote is important. Whether or not you plan to attend the meeting, please submit your proxy promptly either in the enclosed envelope, via the Internet or by telephone.

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INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

        At the annual meeting, shareholders will be asked to vote on the following proposals:

Proposal 1.	Election of eight directors, seven with a term of three years and one with a term of one year; and
Proposal 2.	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2000.

The shareholders also will transact any other business that may properly come before the meeting. Members of our management team will be present at the meeting to respond to appropriate questions from shareholders.

Who is entitled to vote?

        The record date for the meeting is March 3, 2000. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting. The only class of stock entitled to be voted at the meeting is the Charter One common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 209,370,105 shares of common stock outstanding.

What if my shares are held in "street name" by a broker?

        If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker will nevertheless be entitled to vote the shares with respect to "discretionary" items, but will not be permitted to vote your shares with respect to "non-discretionary" items. In the case of non-discretionary items, the shares will be treated as "broker non-votes." Both of the proposals on the agenda for this year's meeting are discretionary items.

What if my shares are held in one of the Company's employee stock ownership plans?

        If you are a participant in the Charter One Bank Retirement Savings Plan, the St. Paul Federal Bank 401(k) Savings Plan which was assumed by Charter One in connection with its acquisition of St. Paul Federal Bancorp, or the Haverfield Corporation Employee Stock Ownership Plan which was assumed by Charter One in connection with its acquisition of Haverfield Corporation, the trustees of the plans are required to vote the shares allocated to your account under those plans in accordance with your instructions. As to shares for which the trustees receive no timely voting instructions, the trustee of the Charter One Bank Retirement Savings Plan, pursuant to its trust agreement, will vote such shares in its sole discretion, and the trustees of the other plans, pursuant to their particular trust agreements, will not vote any such shares. The trustee of the Charter One Bank Retirement Savings Plan has indicated that it intends to vote shares for which it does not receive timely voting instructions in accordance with the Charter One Board's recommendation. The trustee of the Charter One Bank Retirement Savings Plan will vote unallocated shares in the same proportion as it votes all the shares as to which it receives timely voting instructions. The Haverfield and St. Paul plans have no unallocated shares.

How many shares must be present to hold the meeting?

        A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

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What if a quorum is not present at the meeting?

        If a quorum is not present at the scheduled time of the meeting, the shareholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

How do I vote?

        1. You may vote by mail. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

        2. You may vote by telephone. If you are a registered shareholder, that is, if you hold your stock in your own name, you may vote by telephone by following the instructions included on the proxy card. If you vote by telephone, you do not have to mail in your proxy card.

        3. You may vote on the internet. If you are a registered shareholder, that is, if you hold your stock in your own name, you may vote on the Internet by following the instructions included on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

Note: Next year, the Company plans to make the proxy statement and its Annual Report to Shareholders available on the Internet. If you vote on the Internet, you will have the option at that time to enroll in Internet delivery. We strongly encourage you to enroll in Internet delivery. It is a cost-effective way for the Company to send you proxy materials.

        4. You may vote in person at the meeting. If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the institution that holds your shares indicating that you were the beneficial owner of Charter One common stock on March 3, 2000, the record date for voting at the annual meeting.

Can I vote by telephone or on the Internet if I am not a registered shareholder?

        If your shares are held in "street name" by a broker or other nominee, you should check the voting form used by that firm to determine whether you will be able to vote by telephone or on the Internet.

Can I change my vote after I submit my proxy?

        Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

  signing another proxy with a later date;
  voting by telephone or on the Internet -- your latest telephone or Internet vote will be counted;
  giving written notice of the revocation of your proxy to the Secretary of Charter One prior to the annual meeting; or
  voting in person at the annual meeting.

How does the Board of Directors recommend I vote on the proposals?

        Your Board recommends that you vote:

  FOR election of the eight nominees to the Board of Directors; and
  FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors.

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What if I do not specify how my shares are to be voted?

        If you submit an executed proxy but do not indicate any voting instructions, your shares will be voted:

  FOR election of the eight nominees to the Board of Directors; and
  FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors.

Will any other business be conducted at the meeting?

        The Board of Directors knows of no other business that will be presented at the meeting. If any other proposal properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the director nominees?

        The affirmative vote of a plurality of the votes cast at the meeting is required to elect the eight nominees as directors. This means that the eight nominees will be elected if they receive more affirmative votes than any other person. If you vote "Withheld" with respect to the election of one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unable to stand for election?

        If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

How many votes are required to ratify the appointment of the Charter One's independent auditors?

        The ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How will abstentions be treated?

        If you abstain from voting on one or more proposals, your shares will still be included for purposes of determining whether a quorum is present. Because directors are elected by a plurality of the votes, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option for Proposal 1. If you abstain from voting on the proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors, your shares will be included in the number of shares voting on the proposal and, consequently, your abstention will have the same practical effect as a vote against the proposal.

How will broker non-votes be treated?

        Shares treated as broker non-votes on one or more proposals will be included for purposes of calculating the presence of a quorum. Otherwise, shares represented by broker non-votes will be treated as shares not entitled to vote on a proposal. Consequently, broker non-votes will have the following effects:

        Proposal 1. Broker non-votes will have no effect on the election of directors.

        Proposal 2. Broker non-votes will not be counted in determining the number of shares necessary for ratification of the appointment of the Company's independent auditors and will, therefore, reduce the absolute number, but not the percentage, of the affirmative votes required for approval of this proposal.

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STOCK OWNERSHIP

Stock Ownership of Significant Shareholders, Directors and Executive Officers

        The following table presents information regarding the beneficial ownership of Charter One common stock as of March 3, 2000, by:

  each director and director nominee of Charter One;
  each officer of Charter One named in the "Summary Compensation Table" appearing below; and
  all of the executive officers and directors of Charter One as a group.

No persons or entities (or group of affiliated persons or entities) are known by management to beneficially own more than five percent of the outstanding common stock of Charter One.

        The persons named in the following table have sole voting power for all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to this table. The address of each of the beneficial owners, except where otherwise indicated, is the same address as Charter One. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of Charter One.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options held by that person that are currently exercisable or exercisable within 60 days after March 3, 2000 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of March 3, 2000, there were 209,370,105 shares of Charter One common stock outstanding.

Name of Beneficial Owner	Beneficial Ownership(1)	Percent of Common Stock Outstanding
Directors and Executive Officers
Charles John Koch, Chairman of the Board, President and Chief Executive Officer	1,230,116(2)	*
Mark D. Grossi, Director and Executive Vice President	690,797(2)	*
John D. Koch, Director and Executive Vice President	744,856(2)	*
Richard W. Neu, Director, Executive Vice President and Chief Financial Officer	836,559(2)	*
Robert J. Vana, Senior Vice President, Chief Corporate Counsel and Secretary	327,127(2)	*
Patrick J. Agnew, Director	638,619	*
Herbert G. Chorbajian, Director	1,202,997	*
Phillip Wm. Fisher, Director	1,617,131(3)	*
Denise Marie Fugo, Director	17,559	*
Charles M. Heidel, Director	28,358	*
Karen R. Hitchcock, Ph.D., Director	17,150	*
Michael P. Morley, Director	19,023	*
Henry R. Nolte, Jr., Director	33,578	*
Ronald F. Poe, Director	26,452	*
Victor A. Ptak, Director	41,567	*

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Name of Beneficial Owner	Beneficial Ownership(1)	Percent of Common Stock Outstanding
Melvin J. Rachal, Director	11,686	*
Jerome L. Schostak, Director	3,407,906	1.63%
Joseph C. Scully, Director	653,123	*
Mark Shaevsky, Director	87,485	*
Leonard S. Simon, Director	662,816	*
John P. Tierney, Director	19,526	*
Eresteen R. Williams, Director	21,756	*
All executive officers and directors as a group (24 persons)	12,971,417(4)	6.07%

(1)	Includes shares of common stock as to which the named individual has the right to acquire beneficial ownership, currently or within 60 days of the March 3, 2000 voting record date, pursuant to the exercise of stock options, as follows:
Mr. C. Koch - 583,347 shares	Ms. Fugo - 9,975 shares	Mr. Rachal - 9,975 shares
Mr. Grossi - 350,010 shares	Mr. Heidel - 20,914 shares	Mr. Schostak - 20,914 shares
Mr. J. Koch - 382,829 shares	Ms. Hitchcock - 16,913 shares	Mr. Scully - 310,016 shares
Mr. Neu - 731,760 shares	Mr. Morley - 14,172 shares	Mr. Shaevsky - 20,914 shares
Mr. Vana - 188,878 shares	Mr. Nolte - 20,914 shares	Mr. Simon - 274,320 shares
Mr. Agnew - 421,644 shares	Mr. Poe - 18,388 shares	Mr. Tierney - 12,064 shares
Mr. Chorbajian - 734,387 shares	Mr. Ptak - 9,975 shares	Ms. Williams - 20,914 shares
Mr. Fisher - 9,917 shares
(2)	Included are shares allocated to the named executive officer under the Charter One Retirement Savings Plan and other stock-based benefit plans. Shares held under the Charter One Retirement Savings Plan are reported as of December 31, 1998 since the Plan allocation for December 31, 1999 will not be completed until April 2000. Shares allocated to the executive officers under Charter One's other stock-based benefit plans are reported as of December 31, 1999.

(3)	Includes 1,244,101 shares owned by Martinique Hotel, Inc., a personal holding company as to which Mr. Fisher serves as a director and is a shareholder.
(4)	Includes shares held directly, as well as shares held jointly with family members, and shares held in retirement accounts, in a fiduciary capacity, by certain of the individual's families, or held by trusts of which the individual is a trustee or substantial beneficiary, with respect to which shares the individual may be deemed to have sole or shared voting and/or investment powers. This amount also includes an aggregate of 4,434,022 shares of common stock issuable upon exercise of the directors' and executive officers' stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of Charter One's common stock to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this proxy statement any late filings or failures to file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with except that Denise Fugo, a director of the Company, filed one report related to one transaction late.

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PROPOSAL 1 - ELECTION OF DIRECTORS

        The Board of Directors consists of 21 members divided into three classes, as nearly equal in number as possible. One class is elected each year to serve for a term of three years.

        Eight directors are to be elected at the annual meeting, each of whom is currently a director of the Company. Seven directors are being elected at the annual meeting for a term of three years. The Board of Directors has nominated Phillip Wm. Fisher, Mark D. Grossi, Karen R. Hitchcock, Ph.D., John D. Koch, Michael P. Morley, Joseph C. Scully and John P. Tierney to serve as directors for terms of three years expiring at the annual meeting of shareholders to be held in 2003 and until their successors are elected and qualified. Mr. Scully was elected to the Company's Board of Directors in October 1999 pursuant to the terms of the agreement relating to the acquisition of St. Paul Bancorp, Inc. with the understanding that he would be included as a nominee at the 2000 annual meeting.

        Eugene B. Carroll, Sr., a former director of the Company, retired from the Board in November 1999. Mr. Carroll was a member of the class of directors to be elected at the 2001 annual meeting. Effective March 1, 2000, Mr. John J. Nigro, a former director of ALBANK Financial Corporation, was appointed to the Company's Board of Directors pursuant to the terms of the merger agreement between Charter One and ALBANK, thereby filling the vacancy created by the retirement of Mr. Carroll. On March 10, 2000, Mr. Nigro resigned from the Board citing personal reasons. Patrick J. Agnew is being nominated for a one-year term expiring at the annual meeting of shareholders to be held in 2001 and until his successor is elected and qualified. Mr. Agnew is being elected for a term of one year in order to keep the number of directors in each class equal. Mr. Agnew was elected to the Company's Board of Directors in October 1999 pursuant to the terms of the agreement relating to the acquisition of St. Paul Bancorp, Inc. with the understanding that he would be included as a nominee at the 2000 annual meeting.

        Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. The Board of Directors has reduced the size of the Company's Board from 22 directors to 21 directors to eliminate the vacancy created by Mr. Nigro's resignation.

        The following tables set forth, with respect to each nominee and each continuing director, his or her name, age, principal occupation and employment during the past five years, the year in which he or she first became a director of the Company (or a director of the predecessor company acquired by Charter One) and directorships held in other companies.

        The affirmative vote of a plurality of the votes cast at the meeting is required to elect the eight nominees as directors. Your Board of Directors recommends that you vote "FOR" the election of each of the nominees.

Nominees for Election as Directors for a Three-Year
Term Expiring at the 2003 Annual Meeting

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships
Phillip Wm. Fisher, 1997	49	Principal of The Fisher Group, an asset management firm in Detroit, Michigan; Partner in The Chase Company, a residential real estate development firm in Bloomfield Hills, Michigan; General Partner in Edcor Data Services, a data services firm in Farmington Hills, Michigan

Mark D. Grossi, 1995	46	Executive Vice President of Charter One; Director of Pacific Gateway Properties, a real estate company in San Francisco, California; Director of J.B. Oxford Holdings, Inc., a discount broker in Beverly Hills, California; Director of Meridian Point Realty Trust '83, a company in San Francisco, California which holds interests in income producing real estate

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Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships
Karen R. Hitchcock, Ph.D., 1996	57	President of the University at Albany, Albany, New York, since 1996; Vice President of Academic Affairs from 1991 to 1995, serving as interim President until appointed President in April 1996
John D. Koch, 1995	47	Executive Vice President of Charter One; John D. Koch is the brother of Charles John Koch, Charter One's Chairman, President and Chief Executive Officer
Michael P. Morley, 1995	57	Senior Vice President and Director of Human Resources of Eastman Kodak Company of Rochester, New York
Joseph C. Scully, 1987	59	Director of Charter One since the merger of Charter One with St. Paul Bancorp, Inc. in October 1999; Chairman and Chief Executive Officer of St. Paul Bancorp prior to the merger
John P. Tierney, 1996	68	Retired Chairman and Chief Executive Officer of Chrysler Financial Corporation; Director of Dollar Thrifty Automotive Group, a car rental company headquartered in Tulsa, Oklahoma

Nominee for Election as a Director for a One-Year
Term Expiring at the 2001 Annual Meeting

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships
Patrick J. Agnew, 1989	57	Director of Charter One since the merger of Charter One with St. Paul Bancorp, Inc. in October 1999. President, Chief Operating Officer and a Director of St. Paul Bancorp prior to the merger

Directors Continuing in Office Whose
Terms Expire at the 2002 Annual Meeting

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships
Herbert G. Chorbajian, 1985	61	Vice Chairman of Charter One since the merger of Charter One with ALBANK Financial Corporation in November 1998; Chairman of the Board and Chief Executive Officer of ALBANK prior to its merger with Charter One

Charles M. Heidel, 1980	74	Retired President and Chief Operating Officer of The Detroit Edison Company, a public utility in Detroit, Michigan
Richard W. Neu, 1992	43	Executive Vice President and Chief Financial Officer of Charter One; Treasurer of FirstFed Michigan Corporation prior to its merger with Charter One in October 1995
Victor A. Ptak, 1989	67	Vice President of Investments, First Union Securities, an investment advisor firm in Cleveland, Ohio; through June 1998 was general partner, manager of J.C. Bradford & Co., L.P.A., an investment banking firm in Cleveland, Ohio

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Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships
Melvin J. Rachal, 1998	50	President and Chief Operating Officer since 1995, Midwest Stamping, Inc., an automotive supplier in Bowling Green, Ohio; Vice President from 1991 to 1995 of TRW/Koyo Seiko Steering Company, Inc., an automotive supplier in Knoxville, Tennessee

Leonard S. Simon, 1984	63	Vice Chairman of Charter One since the merger of Charter One with RCSB Financial, Inc. in October 1997; Chairman of the Board and Chief Executive Officer of RCSB prior to its merger with Charter One; Director of Gateway America Bank of Florida and Insci.Statements.Com Corp.

Eresteen R. Williams, 1979	74	Retired Medical Office Manager for D.G. Williams, Jr., M.D., P.C., a medical practice in Detroit, Michigan

Directors Continuing in Office Whose
Terms Expire at the 2001 Annual Meeting

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships
Denise Marie Fugo, 1993	46	President of City Life Inc., a restaurant, banquet and catering company in Cleveland, Ohio; Vice Chair of National Restaurant Association
Charles John Koch, 1973	53	Chairman of the Board, President and Chief Executive Officer of Charter One; Charles John Koch is the brother of John D. Koch, an Executive Vice President of Charter One
Henry R. Nolte, Jr., 1983	75	Of Counsel to Miller, Canfield, Paddock and Stone, a law firm headquartered in Detroit, Michigan; senior partner at Miller, Canfield from 1989 to 1993; retired Vice President/General Counsel of Ford Motor Company, a vehicle manufacturer headquartered in Dearborn, Michigan

Ronald F. Poe, 1988	61	President of Ronald F. Poe & Associates, a private real estate investment firm in White Plains, New York since February 1999; prior thereto, Senior Advisor of Legg Mason Dorman & Wilson, Inc., a real estate investment banking firm in White Plains, New York from which he retired as Chairman and Chief Executive in August 1998; Director of Freddie Mac and Hudson Valley Holding Corp

Jerome L. Schostak, 1985	66	Vice Chairman of Charter One since the merger of Charter One with FirstFed Michigan Corporation in October 1995; Chairman of the Board and Chief Executive Officer of Schostak Brothers & Company, Inc., a full service real estate company in Southfield, Michigan

Mark Shaevsky, 1985	64	Partner in Honigman Miller Schwartz and Cohn, a law firm headquartered in Detroit, Michigan

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MEETINGS AND COMMITTEES

Meetings

        Meetings of the Board of Directors of Charter One are generally held 10 times per year. The Board of Directors conducted 10 regular meetings and three special meetings during fiscal 1999. Each director attended at least 75% of the meetings of the Board and any committees on which he or she served.

Committees

        The Board of Directors of Charter One has a standing Audit Committee, Compensation Committee, Stock Option Committee and Top Executive Incentive Goal Achievement Plan ("TEIGAP") Committee. The members of the Stock Option Committee and the TEIGAP Committee are identical. The entire Charter One Board of Directors acts as the nominating committee for selecting nominees for election as directors. Committee memberships are as follows:

Audit Committee	Compensation Committee	Stock Option and TEIGAP Committees
M. Shaevsky, Chairman P. Agnew K. Hitchcock M. Rachal J. Tierney E. Williams	M. Morley, Chairman P. Fisher D. Fugo C. Heidel H. Nolte V. Ptak J. Schostak	M. Morley, Chairman P. Fisher D. Fugo C. Heidel H. Nolte V. Ptak

        The Audit Committee met seven times during fiscal 1999. The principal functions of the Audit Committee are as follows:

  review significant financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures;

  ascertain the existence of effective accounting and internal control systems;

  oversee the entire audit function both internal and independent;

  recommend independent auditors to the Board of Directors; and

  provide an effective communication link between the auditors (internal and independent) and the Board of Directors;

        The Compensation Committee met nine times during fiscal 1999. The principal functions of the Compensation Committee are as follows:

  make salary and management bonus recommendations and determine terms and conditions of employment of the officers of the Company;

  oversee the administration of our employee benefit plans covering employees generally; and

  make recommendations to the Board of Directors with respect to our compensation policies.

        The Stock Option Committee met seven times during fiscal 1999. The principal functions of the Stock Option Committee are as follows:

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  administration of the Company's stock incentive plans, including selection of the participants to receive awards, the determination of the amount and type of awards to be granted, and the terms and conditions upon which the awards are to be granted; and

  make recommendations to the Board of Directors with respect to our compensation policies.

        The TEIGAP Committee met three times during fiscal 1999. The principal functions of the TEIGAP Committee are as follows:

  administration of the plan for top executives, including selection of the participants to receive awards, the determination of the amount and type of awards to be granted, and the terms and conditions upon which the awards are to be granted; and

  make recommendations to the Board of Directors with respect to our compensation policies.

        The entire Board of Directors acts as a nominating committee for selecting nominees for election as directors. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures set forth in the bylaws of Charter One. Pursuant to the bylaws, nominations by shareholders must be delivered in writing to the Secretary of Charter One at least 60 days, but not more than 90 days, prior to the date of the annual meeting; provided, however, that in the event that less than 70 days' notice or prior disclosure of the date of the annual meeting is given or made to shareholders, to be timely, notice by the shareholder must be received at the executive offices of Charter One not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure thereof was made.

CORPORATE GOVERNANCE

       The Board of Directors has appointed a Corporate Governance Committee. The function of the committee is to examine the practices of the Company as reflected in the Company's Certificate of Incorporation and Bylaws and in the structure and activities of the Board of Directors. As appropriate, the Corporate Governance Committee will make recommendations for changes or improvements in corporate governance practices or structure.

COMPENSATION OF DIRECTORS

        The Boards of Directors of Charter One, its wholly owned subsidiary Charter Michigan Bancorp, Inc. and Charter Michigan Bancorp's wholly owned and principal operating subsidiary, Charter One Bank, have identical membership. Except as set forth below, each non-employee director of Charter One and its subsidiaries receives the following compensation for service on the Boards of Charter One, Charter Michigan Bancorp and Charter One Bank, as follows:

  in the aggregate, a $1,950 monthly retainer for his or her service as a director on these Boards;

  $1,440 for each Charter One Bank Board meeting attended;

  $300 per month for each Charter One Bank Board committee they served on, except for the loan committee members who receive $500 per month and the chairmen of the Compensation Committee and Audit Committee, who each receive $600 per month.

Non-employee directors do not receive any fees for their service on Charter One or Charter Michigan Board committees on which they serve. Directors who were employed by Charter One or its subsidiaries did not receive fees for their service on these Boards or for any Board committees on which they served.

        In addition to the fees described above, Director Schostak receives $12,438 per month for services rendered as a Vice Chairman of the Board of Directors.

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        Director Simon, who serves as a Vice Chairman of the Board and as an employee of Charter One, receives $12,500 per month pursuant to his employment agreement with Charter One that commenced in October 1997, effective upon the RCSB Financial merger. His monthly payment was adjusted in 1999 after he was paid a partial payment of aggregate future amounts due under his contract totaling $805,359, which was calculated on a present value basis. His agreement which ends on October 3, 2001, provides for other benefits as provided to similarly situated officers. Mr. Simon, however, is not entitled to participate in any cash incentive bonus programs. Furthermore, in the event of a change in control of Charter One where Charles John Koch will not continue to serve as Chief Executive Officer of Charter One or its successor, Mr. Simon will have the right to discontinue rendering services under his employment agreement and (i) receive a lump sum cash payment equal to the remaining annual compensation that otherwise would be payable to him under the stated terms of his agreement and (ii) continue to receive during the remaining term of his agreement the health and medical benefits set forth thereunder.

        Director Chorbajian also serves as a Vice Chairman of the Board and is an employee of Charter One. Mr. Chorbajian's employment agreement commenced on November 30, 1998, the effective date of the ALBANK merger, and terminates on September 30, 2003. Until October 15, 1999, he received $36,842 per month pursuant to his employment agreement with Charter One, as well as other benefits provided to similarly situated officers. On October 16, 1999, his monthly salary was increased to $37,342 to compensate him for the elimination of a company-provided car. Mr. Chorbajian is not entitled to participate in any cash incentive bonus programs or any stock plans, except as expressly set forth in his agreement. Mr. Chorbajian's employment agreement specifically entitles him to receive stock option grants on the same basis and terms as options awarded to similarly situated officers of Charter One; provided, however, that upon his retirement, vesting of options shall be calculated based on a daily proration. In addition, Charter One maintains a $2.5 million life insurance policy for Mr. Chorbajian's benefit during the term of his employment agreement (including making gross up payments to him with respect to his tax liabilities relating to such benefit) and provides supplemental disability retirement benefits. In the event Mr. Chorbajian's employment with Charter One is terminated without cause prior to September 30, 2003, he would receive (i) a lump sum cash payment equal to the remaining annual compensation that otherwise would be payable to him under the stated terms of his agreement and (ii) any other benefits (excluding stock option grants) provided to him under his employment agreement until September 30, 2003, subject to mitigation as set forth in his agreement.

        In addition to the fees described above, non-employee directors participate in Charter One's 1997 Stock Option and Incentive Plan, pursuant to which they may be granted options annually to purchase up to 11,025 shares of Charter One common stock. On January 19, 1999, Directors Fisher, Fugo, Heidel , Hitchcock, Morley, Nolte, Poe, Ptak, Rachal, Schostak, Shaevsky, Tierney and Williams were each granted options to purchase 7,875 shares of Charter One common stock at an exercise price of $26.726 per share. The options are exercisable for a period of 10 years and vest equally over three years from the date of grant.

        Director Shaevsky is a partner in the law firm of Honigman Miller Schwartz and Cohn. The law firm provided real estate related legal services to Charter One Bank during 1999 for which it received fees from the Company aggregating less that $50,000.

SUMMARY COMPENSATION TABLE

        The following table sets forth summary information concerning compensation awarded to, earned by or paid to Charter One's chief executive officer and its four other most highly compensated executive officers, whose total salary and bonus exceeded $100,000, for services rendered in all capacities during the periods indicated. Each of these officers received perquisites and other personal benefits in addition to salary and bonus during the periods stated. Except as otherwise indicated in the table, the aggregate amount of these perquisites and other personal benefits, however, did not exceed the lesser of $50,000 or 10% of the total of their annual salary and bonus and, therefore, has been omitted as permitted by the rules of the SEC.We will use the term "named executive officers" from time to time in this proxy statement to refer to the officers listed in the table below.

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		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options/SARs (#)	All Other Compensation ($)
Charles John Koch Chief Executive Officer	1999 1998 1997	$635,281 562,727 469,122	$685,242 580,116 339,351	$ --- 70,840(2) ---	231,000 229,320 120,393	$11,360(3) 15,566 16,256
John D. Koch Executive Vice President	1999 1998 1997	$414,507 355,620 309,441	412,074 319,441 191,086	--- --- ---	141,750 141,120 74,088	$ 7,583(3) 11,379 14,043
Richard W. Neu Executive Vice President and Chief Financial Officer	1999 1998 1997	$408,764 347,904 301,291	407,988 313,801 186,965	--- --- ---	141,750 141,020 74,088	$ 6,164(3) 9,862 7,089
Mark D. Grossi Executive Vice President	1999 1998 1997	$407,510 338,894 282,557	407,983 310,279 174,335	--- --- ---	141,750 141,120 74,088	$ 6,483(3) 10,259 12,323
Robert J. Vana Chief Corporate Counsel and Secretary	1999 1998 1997	$192,504 180,464 163,061	162,558 160,259 91,748	--- --- ---	63,000 66,150 34,729	$ 6,915(3) 11,331 12,962

(1)	Salary includes amounts deferred at the election of the named executive officer through the 401(k) feature of the Charter One Bank Retirement Savings Plan.
(2)	Includes club memberships and dues totaling $66,973, including a one-time assessment of approximately $54,000, as well as a car allowance for a portion of the year.
(3)	Includes the Bank's contributions under the 401(k) and ESOP features of the Charter One Bank Retirement Savings Plan, and life insurance premium payments, as follows:

	401(k)	ESOP	Life Insurance	Total
Charles J. Koch	$5,000	$840	$5,520	$11,360
John D. Koch	3,750	840	2,993	7,583
Rick W. Neu	3,750	840	1,574	6,164
Mark D. Grossi	3,750	840	1,893	6,483
Robert J. Vana	3,750	840	2,325	6,915

STOCK OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth information regarding grants of stock options under our stock option and incentive plans made during the fiscal year ended December 31, 1999 to the named executive officers. The amounts shown for each named executive officer as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full 10-year term of the options, which would result in stock prices of approximately $43.53 and $69.32, respectively, for options with an exercise price of $26.726. No gain to the optionees is possible without an increase in stock price, which benefits all shareholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable SEC regulations. Actual gains, if any, on option exercise and common stock holdings depend upon the future performance of Charter One common stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved, and as of December 31, 1999 the fair market value of the stock was $19.125 per share as compared to the base price of $26.726.

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Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Terms
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Charles J. Koch	231,000	7.10%	$26.726	1/19/09	$3,881,724	$9,839,214
John D. Koch	141,750	4.36	26.726	1/19/09	2,381,967	6,037,700
Richard W. Neu	141,750	4.36	26.726	1/19/09	2,381,967	6,037,700
Mark D. Grossi	141,750	4.36	26.726	1/19/09	2,381,967	6,037,700
Robert J. Vana	63,000	1.94	26.726	1/19/09	1,058,652	2,683,422

        The option exercise price of the options granted to the named executive officers shown above was the fair market value of Charter One's common stock at the date of grant. The options granted are subject to three-year cliff vesting, and vest in full on January 19, 2002. The options may not be transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee or his legal representative upon the optionee's death.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

        The following table summarizes for each of the named executive officers certain information relating to stock options exercised by him during the fiscal year ended December 31, 1999. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option. The value of an unexercised, in-the-money option at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on December 31, 1999, which was $19.125 per share. These values, unlike the amounts set forth in the column "Value Realized," have not been, and may never be, realized. These options have not been, and may not ever be, exercised. Actual gains, if any, on exercise will depend on the value of Charter One common stock on the date of exercise. There can be no assurance that these values will be realized. Unexercisable options are those which have not yet vested.

			Number of Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Charles J. Koch	37,054	$767,696	482,954	580,713	$3,877,951	$1,686
John D. Koch	24,351	522,207	308,741	356,958	2,511,621	1,037
Richard W. Neu	---	---	687,672	356,958	8,153,390	1,037
Mark D. Grossi	32,819	512,797	275,922	356,958	2,093,179	1,037
Robert J. Vana	6,300	109,743	154,149	163,879	1,324,218	486

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

        Charles John Koch, John D. Koch, Richard W. Neu, Mark D. Grossi and Robert J. Vana each have a supplemental retirement agreement with Charter One. The retirement agreements are designed to provide monthly benefits to the executive officers upon their retirement. The benefit payable to the executive officers upon retirement is a function of years of service and the highest three years of total compensation. Annual benefits under the retirement agreements are capped at $400,000 for Charles John Koch and John D. Koch, and at $250,000 for Messrs. Neu, Grossi and Vana. Generally, the earliest benefit payments under the supplemental retirement

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agreement can commence is age 58, upon termination of the executive's employment with Charter One; otherwise, benefit payments generally will commence at age 65. As of December 31, 1999, the monthly benefit payments that would be paid under the supplemental executive retirement agreements would be $33,333, $13,679, $7,785, $4,984 and $6,502 to Charles John Koch, John D. Koch, Richard W. Neu, Mark D. Grossi and Robert J. Vana, respectively.

EMPLOYMENT AGREEMENTS

        Charter One has an employment agreement with each of Charles John Koch, John D. Koch, Richard W. Neu, Mark D. Grossi and Robert J. Vana. The agreements are for a five year-term. On each August 1st the term of each employment agreement will be extended for a period of one year in addition to the then-remaining term unless the officer receives an unsatisfactory performance review from the Board of Directors or notice that the term of his agreement will not be extended. The employment agreements provide for the following:

  an annual base salary in an amount not less than the executive's current base salary, which may be increased, but not decreased, from time to time as approved by the Board of Directors;

  participation in an equitable manner with all other executive officers in performance-based and discretionary bonuses, if any, as are authorized and declared by the Board of Directors;

  participation in other Company employee benefit, fringe benefit and welfare plans and programs;

       In the event the executive suffers an "involuntary termination" as defined below, the executive will receive for the lesser of three years or the remaining term of his agreement, as liquidated damages, (i) monthly payments equal to one-twelfth of his annual base salary in effect immediately prior to the date of termination; (ii) one-twelfth of his average annual cash bonus and cash incentive compensation for the two full fiscal years preceding the date of termination; and (iii) substantially the same health and other benefits available to him in effect immediately prior to such involuntary termination. These payments would be reduced by any cash compensation or health and other benefits actually paid to, or receivable by, the executive from another employer during the period he is receiving post-termination compensation benefits from Charter One. "Involuntary termination" is generally defined as the termination of the executive's employment by the Company without his express written consent or by the executive by reason of a material diminution of or interference with his duties, responsibilities or benefits as defined in the agreement unless consented to in writing by the executive.

        In the event of the executive's involuntary termination within the 12 months preceding, at the time of, or within 24 months following a change in control, as that term is defined in the agreements, then in addition to the liquidated damages payments described in the immediately preceding paragraph, the executive will receive an amount equal to 299% of the executive's "base amount" as determined under Section 280G of the Internal Revenue Code of 1986. The employment agreements also contain a "gross-up" provision pursuant to which Charter One will make additional payments to the executive in the event that any payments or benefits provided or to be provided to the executive under the agreement are subject to an excise tax penalty under Section 4999 of the Internal Revenue Code. Charter One would not be able to deduct as an expense the amount of the payments or benefits subject to the excise tax penalty. The "gross-up" provision is intended to provide the executive on an after-tax basis with 80% of the penalty tax paid, if any, on the change in control payments or benefits and 100% of any penalty tax payable as a result of the gross-up payment. Based on their salaries as of December 31, 1999, this 299% payment would entitle Mr. C. Koch to $5.3 million, Mr. J. Koch to $2.7 million, Mr. Neu to $1.8 million, Mr. Grossi to $2.0 million and Mr. Vana to $1.0 million.

        Charles J. Koch's agreement also contains a one-year non-compete provision. Under this provision, if Mr. Koch terminates his employment voluntarily, he agrees not serve as a director of, or provide personal services as an officer, employee, independent contractor or employee of an independent contractor to, any institution insured by the Federal Deposit Insurance Corporation or the National Credit Union Administration which has its home office or principal corporate office in the Metropolitan Statistical Area of any of Cleveland, Ohio, Detroit, Michigan, Rochester, New York, Albany, New York, or Chicago, Illinois or any holding company or other affiliate of such an institution. During this one-year period, the Company will pay him in equal monthly installments fifty percent of his salary.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Charter One's compensation plans and matters are administered by the Stock Option Committee, the TEIGAP Committee and the Compensation Committee. The members of the Stock Option Committee and the TEIGAP Committee are identical and consist of Directors Morley (Chairman), Fisher, Fugo, Heidel, Nolte, and Ptak. The members of the Board's Compensation Committee consists of all of the members of the Stock Option and TEIGAP Committees, as well as Director Schostak. Director Nolte is of counsel with the law firm of Miller, Canfield, Paddock and Stone. The firm provided litigation related legal services to Charter One Bank during 1999 for which it received fees from the Company aggregating less than $40,000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The following report shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

General

        Charter One is a bank holding company which, through a subsidiary (Charter Michigan), owns all of the outstanding capital stock of Charter One Bank. Charter One's business has consisted primarily of the business of Charter One Bank and its subsidiaries. The financial results of Charter One are a direct function of Charter One Bank's achievement of its goals as set forth in its annual business plan. Executives are compensated for their contribution to the achievement of these goals which benefit the shareholders, customers, employees and the communities in which we operate.

        The Company's compensation matters are addressed by three Board committees, hereinafter collectively referred to as the "Committees:" the Compensation Committee, the Stock Option Committee and the TEIGAP Committee. The Stock Option Committee and the TEIGAP Committee are identical and are composed exclusively of outside directors who meet the criteria of IRS Section 162(m) and SEC Rule 16(b). The Compensation Committee, which addresses all other compensation issues, includes the membership of the other two committees and one additional outside director. The Committees are dedicated to the philosophy of linking executive pay to achievement of Charter One Bank's goals and the resulting performance of Charter One. The Committees review all issues pertaining to executive compensation and submit their recommendations to the full Board of Directors for approval.

Executive Compensation Philosophy

        The executive compensation program is designed to guide the Committees in formulating an appropriate compensation structure for senior management. Their overall objective is to align senior management compensation with the goals of our annual business plan by creating strong incentives to manage the business successfully from both a financial and operating perspective. The executive compensation program is structured to accomplish the following specific objectives:

1)	Align the interests of management with the interests of the shareholders;
2)	Maintain a program which:
a)	clearly motivates personnel to perform and succeed according to the goals outlined in our annual business plan;
b)	retains key personnel critical to our long-term success; and
c)	emphasizes formula-based components, such as incentive plans, in order to better focus management efforts in its execution of our annual business plan.

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3)	Maintain pay for performance as an integral component of the program by utilizing incentive plans that emphasize corporate success;
4)	Maintain a corporate environment which encourages stability and a long-term focus for both Charter One and its management; and
5)	Ensure that management:
b)	conforms its business conduct to the highest ethical standards;
c)	remains free from any influences that could impair or appear to impair the objectivity and impartiality of its judgments or treatment of Charter One's constituents; and
d)	continues to avoid any conflict between its responsibilities to Charter One and each member's personal interests.

        Achievement of these objectives should result in a compensation structure that reasonably tracks the total performance of Charter One. The program's compensation elements include base salary as well as incentive plans. The incentive plans have been designed to reflect corporate performance, individual performance, and alignment with the interests of Charter One's shareholders.

        The Committees rely upon annual salary survey market research to determine and maintain a relevant peer group for total corporate performance, for base salary comparison and for incentive compensation comparison. The peer group is national in scope representing 20 publicly traded commercial banks and savings institutions of comparable size to Charter One. The Committees believe the peer group is representative of Charter One's competitors for business, personnel recruitment and compensation. The peer group survey analyzes total corporate performance and the relationship between performance, base pay and incentive compensation. Performance comparisons include rankings based on return on average equity, return on average assets, efficiency ratio, asset quality and total return on a company's stock price, among other factors. Compensation data utilized for comparisons is generally annual cash compensation including base salary and most forms of cash bonus and annual incentive awards.

Base Salary

        Base salary forms the foundation of the compensation program as it represents income not at risk. The Committees believe that base salary should function as an anchor: large enough that the executive is comfortable remaining in Charter One's employ, but not so large as to conflict with the executive's motivation to work diligently to increase shareholder value. An individual's base salary is directly related to his or her position scope, job responsibilities, accountability, performance and contribution to Charter One or its subsidiaries. In general, the base salary of each executive officer is intentionally set below the median of the peer group. However, superior corporate or individual performance should result in incentive compensation which, when combined with base salary and long-term incentives, would place overall compensation above that of the peer group median.

Incentive Plans

        The Company maintains both short-term and long-term incentive plans. The executive bonus plans are designed as short-term plans and are based on the achievement of annual objectives as defined below. The stock option plan is designed as a long-term plan and is directly impacted by stock price over a period of time, as described below.

        Executive Bonus Plans. The Company maintains two executive bonus plans, the Executive Incentive Goal Achievement Plan (the "EIGAP") and the Top Executive Incentive Goal Achievement Plan (the "TEIGAP"). The EIGAP and the TEIGAP each provide incentive compensation opportunities to our executives based on the achievement of targeted corporate and individual goals. Participation in the

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plans is normally limited to those management positions where the functional responsibility encompasses the establishment of our strategic direction and long-range plans, or operating results at the divisional level. Other selected employees may also be eligible to participate as defined by competitive compensation practices within our labor markets. Participation in the TEIGAP, however, is determined by the TEIGAP Committee and limited to those executives who are "covered employees" under Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to public corporations for compensation over $1.0 million paid in any fiscal year to a company's chief executive officer and the four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. Executive officers not chosen to participate in the TEIGAP are automatically eligible to participate in the EIGAP.

        The purpose of the two incentive bonus plans is to achieve the following objectives:

        1) promote stability and the achievement of profitability and business goals;

        2) link executive compensation to specific corporate performance objectives and individual goals;

        3) provide a competitive reward structure for senior officers and other key employees; and

        4) encourage involvement and communication regarding our strategic plans.

        Awards are established as a percentage of a participant's base salary at year end, thus changes in salary during the year affect award levels. Participants earn awards by personally achieving their individual goals and assisting Charter One in achieving its overall objectives. Awards are weighted between Company objectives and individual goals and vary by participant level. The more control and influence a participant has on either Company objectives or individual goals, the greater the participant's weighting on that particular factor. Individual goals and Company objectives, as well as the percentage and factor weightings for each participant level, are established at the beginning of each year and remain in effect for the entire year. Charter One's objectives are established by the Chief Executive Officer, the Compensation Committee and the TEIGAP Committee.

        In order for a participant to earn an award under either of the plans, both Charter One's corporate performance objectives and the participant's individual goals must be achieved. If the participants meet their individual performance goals but Charter One fails to achieve certain of its objectives, no incentive award will be made to any participant. Additionally, if Charter One achieves its objectives but a participant fails to meet his or her individual performance goal threshold, no incentive award will be made to that participant.

        Stock Options. At least annually, the Stock Option Committee reviews the appropriateness of granting stock options to senior management. The purposes of this long-term element of the program are to:

        1) provide an incentive to key employees to promote the success of the business;

        2) provide key employees with a long-term incentive to increase shareholder value;

        3) encourage ownership rights through purchase of Charter One common stock; and

        4) attract and retain the best available personnel.

        The Stock Option Committee attempts to grant options based on an individual's performance and the impact on Charter One's financial results. All options granted to date have a term of 10 years and have contained vesting requirements (usually three years). This element of the executive compensation program is designed to align the interests of the executive with corporate and shareholder objectives. The price performance of Charter One's common stock directly affects the value of these long-term awards.

        The 1997 Stock Option and Incentive Plan initially provided for a maximum number of shares with respect to which awards may be made of 4,586,739. As a result of merger and stock dividend activity since adoption of the plan, the maximum number of shares with respect to which awards may be made has been increased to 20,735,168 pursuant to the adjustment provision under the 1997 Stock Option and Incentive Plan.

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        Federal Income Tax Limitations. Section 162(m) of the Internal Revenue Code generally limits to $1 million Charter One's federal income tax deduction for compensation paid in any year to its Chief Executive Officer and each of its four highest paid executive officers, to the extent that such compensation is not "performance-based compensation" within the meaning of Section 162(m). In structuring Charter One's compensation arrangements with its highest paid executive officers, the Committee provides incentive formulas under TEIGAP that should qualify as "performance-based compensation" under Section 162(m) in order to decrease the after-tax cost of such arrangements.

Corporate Performance and Executive Pay

        Base Salary for 1999. Approximately 50% of the potential annual compensation of Charles John Koch, the Chief Executive Officer of Charter One, is paid as base salary, with the balance based upon the TEIGAP and, therefore, dependent upon specific corporate achievements in any given year. The base salary is established by the Compensation Committee after consideration of his current performance, his past base salary, comparison of the base salaries within the peer group, and the overall performance and economic condition of Charter One. On April 1, 1999, the Board of Directors, acting on the recommendation of the Compensation Committee, increased Mr. Koch's salary by 9.98%. The increase in base salary was the result of Mr. Koch's outstanding efforts, evidenced in particular by the achievement of record operating income during 1998, the continued quality of Charter One's assets, the growth in earnings, the successful implementation of the ALBANK merger, and continued compliance with governmental regulations, as well as to appropriately align his base salary with the peer group. In comparing Mr. Koch's base salary to the peer group, the Compensation Committee found that it had fallen substantially below the median base salary for the peer group. Base salary for Mr. Koch is targeted to fall slightly below the median of the peer group because of Charter One's emphasis on incentive compensation for its executives. Additionally, the Compensation Committee compares the total compensation package of executive officers to the peer group to ensure that the total package is competitive with the marketplace. Executive officers were also granted salary increases effective April 1, 1999, based on the Committee's assessment of the individual's leadership, technical knowledge, analytical ability, decision making, planning, personnel development and communication effectiveness and its objective review of the individual executive's goal achievement for the performance period in areas such as: loan production, investment return, operating efficiency, revenue increases, merger and acquisition integration and deposit retention.

        Incentive Awards for 1999. The TEIGAP for 1999 provided for the cash bonus awarded to Mr. Koch recognizing his contribution to the achievement of Charter One's annual goals. The TEIGAP Committee reviewed Charter One's performance relative to the percentage achievement of the goals established in our 1999 business plan which focused on core earnings, net worth, asset quality, efficiency ratio, loan origination, deposit growth, and interest rate risk. Charter One exceeded substantially all financial and operational goals established for 1999 which resulted in a bonus to Mr. Koch approaching the maximum level under the TEIGAP. A significant component in the 1999 business plan was focused on an increased earnings per share target over 1998 and that goal was met. The TEIGAP is not tied to stock price performance. The goals established in our annual business plan are designed such that if achieved, Charter One's earnings should increase while maintaining the institution's historical financial soundness. Executive officers were also awarded cash bonuses which were functions of the achievement of Charter One's aforementioned goals, in conjunction with the achievement of related individual goals.

        In addition to cash bonus awards, the Stock Option Committee granted a total of 3,363,256 stock options to officers and directors in 1999. Of the total, 231,000, or 6.87%, were granted to Mr. Koch in recognition of his individual performance and impact on Charter One's financial results.

Submitted by the members of the Compensation, Stock Option and TEIGAP Committees

Michael P. Morley (Chairman)
Phillip Wm. Fisher
Denise Marie Fugo
Charles M. Heidel
Henry R. Nolte, Jr.
Victor A. Ptak
Jerome L. Schostak

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STOCK PERFORMANCE GRAPH

        The Stock Performance Graph presented below shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        The rules and regulations of the SEC require the presentation of a line graph comparing, over a period of five years, the cumulative total shareholder return for the performance indicator of a broad equity market index and either a nationally recognized industry index or a peer group index constructed by the company. The following graph compares the performance of the Company's common stock with the Standard & Poors ("S&P") 500 Index and the Keefe, Bruyette & Woods 50 Total Return Index ("KBW 50"). The KBW 50 is a market capitalization-weighted bank stock index that includes all money-center banks and most regional bank holding companies. Charter One was added to the KBW 50 in 1999. The comparison assumes $100 was invested on January 1, 1995 in Charter One common stock and in each of the foregoing indices and assumes the reinvestment of all dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

Comparison of Cumulative Total Return
Among Charter One Financial, Inc., The S&P 500 Index,
And The KBW 50 Index

[GRAPHIC: LINE GRAPH PLOT POINTS BELOW]
	12/31/94	12/31/95	12/31/96	12/31/97	12/31/98	12/31/99
Charter One	$100	165	242	389	366	273
S&P 500	100	130	169	226	290	351
KBW 50	100	160	227	331	359	346

TRANSACTIONS WITH RELATED PARTIES

        From time to time, Charter One Bank provides residential mortgage loans to directors, officers and other employees. These loans are made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with the general public, except for reduced interest rates and fees. These loans, when made, have not involved more than the normal risk of collectibility or presented other unfavorable features. During 1999, no director or executive officer of Charter One or its subsidiaries had a loan with preferential terms and an outstanding aggregate balance exceeding $60,000.

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PROPOSAL 2 -- INDEPENDENT AUDITORS

        The Board of Directors has renewed Charter One's arrangement for Deloitte & Touche LLP to be its independent auditors for the fiscal year ending December 31, 2000 subject to the ratification of the appointment by our shareholders. A representative of Deloitte & Touche LLP is expected to attend the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

        The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as Charter One's independent auditors for the fiscal year ending December 31, 2000.

OTHER MATTERS

        The Board of Directors knows of no other business that will be presented at the meeting. If any other matter properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

ADDITIONAL INFORMATION

Proxy Solicitation Costs

        Charter One will pay the costs of soliciting proxies. Charter One will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. Charter One may engage a proxy soliciting firm to assist in the solicitation of proxies at a cost of approximately $7,500. In addition to solicitation by mail, directors, officers and employees of Charter One may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

Shareholder Proposals for 2001 Annual Meeting

        In order to be eligible for inclusion in Charter One's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal must be received at Charter One's executive office at 1215 Superior Avenue, Cleveland, Ohio 44114 on or before November 24, 2000. To be considered for presentation at next year's annual meeting, although not included in the proxy statement, any shareholder proposal must be received at Charter One's executive office not less than 60 days nor more than 90 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, the shareholder proposal must be received on or before the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting was made, whichever occurs first.

        All shareholder proposals for inclusion in Charter One's proxy materials shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934 and, as with any shareholder proposal (regardless of whether it is included in Charter One's proxy materials), Charter One's Certificate of Incorporation and Bylaws, and Delaware law.

NEXT PAGE

Vote by Telephone	Vote by Internet
It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone.	It's fast, convenient, and your vote is immediately confirmed and posted.
Follow these four easy steps:

1. Read the accompanying Annual Report to
    Shareholders, Proxy Statement and Proxy Card.

2. Call the toll-free number
    1-877-PRX-VOTE (1-877-779-8683).

3. Enter your 14-digit Voter Control Number
     located on your Proxy Card above your name.

4. Follow the recorded instructions.

Follow these four easy steps:

1. Read the accompanying Annual Report to
    Shareholders, Proxy Statement and Proxy Card.

2. Go to the Website http://www.eproxyvote.com/cf

3. Enter your 14-digit Voter Control Number
     located on your Proxy Card above your name.

4. Follow the instructions provided.

Your vote is important! Call 1-877-PRX-VOTE anytime!	Your vote is important! Go to http://www.eproxyvote.com/cf anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

DETACH HERE

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

| X |	Please mark votes as in this example.

This proxy when properly executed and returned to the Company will be voted as directed or, if no direction is indicated it will be voted "for" the proposals listed on this card. Should a director nominee be unable to serve as a director, an event that we do not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

1. Election of Directors.
Nominees: (01) Patrick J. Agnew; (02) Philip Wm. Fisher;
(03) Mark D. Grossi; (04) Karen R. Hitchcock; (05) John D.
Koch; (06) Michael P. Morley; (07) Joseph C. Scully; and
(08) John P. Tierney	2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company	FOR AGAINST ABSTAIN | | | | | |

FOR ALL NOMINEES	| |	WITHHELD FROM ALL NOMINEES	| |	The Board of Directors recommends a vote "FOR" each of the proposals.

| | ____________________________________________ For all nominees except as noted above. Please insert the number corresponding to the nominee for whom you want your vote withheld.	MARK HERE IF YOU PLAN TO ATTEND THE MEETING | | MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT | |

Please sign exactly as your name(s) appear(s) on this card.
When signing as attorney, executor, administrator, trustee,
officer, partner or guardian, please give full title. If more than one trustee, all should sign.

Signature: ________________________ Date:_____________ Signature: ____________________________ Date:_____________

NEXT PAGE

REVOCABLE PROXY

CHARTER ONE FINANCIAL, INC.

Annual Meeting of Shareholders . Wednesday, April 26, 2000

This proxy is being solicited by the Board of Directors of Charter One Financial, Inc. The undersigned hereby appoints the members of the Board of Directors of Charter One Financial, Inc., and its survivors with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, all the shares of Charter One Financial, Inc. common stock held of record by the undersigned at the close of business on March 3, 2000, at the annual meeting of shareholders to be held on Wednesday, April 26, 2000, and at any and all adjournments or postponements thereof.

The undersigned shareholder acknowledges receipt from Charter One Financial, Inc. prior to the execution of this proxy, of the Notice of Annual Meeting scheduled to be held on April 26, 2000, an Annual Report to Shareholders for the year ended December 31, 1999, and a proxy statement relating to the business to be addressed at the meeting.

Please promptly complete, date, sign and mail the attached proxy in the enclosed pre-addressed, postage-paid envelope. Do not return your proxy card if you are voting by Telephone or the Internet.

SEE REVERSE SIDE                             CONTINUED AND TO BE SIGNED ON REVERSE SIDE                              SEE REVERSE SIDE

NEXT PAGE

Vote by Telephone	Vote by Internet
It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone.	It's fast, convenient, and your vote is immediately confirmed and posted.
Follow these four easy steps:

1. Read the accompanying Annual Report to
    Shareholders, Authorization Statement and Proxy Card.

2. Call the toll-free number
    1-877-PRX-VOTE (1-877-779-8683).

3. Enter your 14-digit Voter Control Number
     located on your Authorization Card above your name.

4. Follow the recorded instructions.

Follow these four easy steps:

1. Read the accompanying Annual Report to
    Shareholders, Authorization Statement and Proxy Card.

2. Go to the Website http://www.eproxyvote.com/cf

3. Enter your 14-digit Voter Control Number
     located on your Authorization Card above your name.

4. Follow the instructions provided.

Your vote is important! Call 1-877-PRX-VOTE anytime!	Your vote is important! Go to http://www.eproxyvote.com/cf anytime!

Do not return your Authorization Card if you are voting by Telephone or Internet

DETACH HERE

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

| X |	Please mark votes as in this example.

This authorization card when properly executed and returned to the Trustee will be voted as directed or, if no direction is indicated it will be voted "for" the proposals listed on this card. Should a director nominee be unable to serve as a director, an event that we do not currently anticipate, the persons named in this card reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

1. Election of Directors.
Nominees: (01) Patrick J. Agnew; (02) Philip Wm. Fisher;
(03) Mark D. Grossi; (04) Karen R. Hitchcock; (05) John D.
Koch; (06) Michael P. Morley; (07) Joseph C. Scully; and
(08) John P. Tierney	2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company	FOR AGAINST ABSTAIN | | | | | |

FOR ALL NOMINEES	| |	WITHHELD FROM ALL NOMINEES	| |	The Board of Directors recommends a vote "FOR" each of the proposals.

| | ____________________________________________ For all nominees except as noted above. Please insert the number corresponding to the nominee for whom you want your vote withheld.	MARK HERE IF YOU PLAN TO ATTEND THE MEETING | | MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT | |

Please sign exactly as your name(s) appear(s) on this card.
When signing as attorney, executor, administrator, trustee,
officer, partner or guardian, please give full title. If more than one trustee, all should sign.

Signature: ________________________ Date:_____________ Signature: ____________________________ Date:_____________

NEXT PAGE

CHARTER ONE FINANCIAL, INC.

Annual Meeting . April 26, 2000
Confidential Voting Authorization Card

As a participant in the Haverfield Corporation Employee Stock Ownership Plan (the "Plan"), I hereby direct the trustee of the Plan in which I participate to vote all shares of Charter One Financial, Inc. ("Charter One") common stock allocated or credited to my account under such Plan as of March 3, 2000, in accordance with the instructions on the reverse side of this card, at the annual meeting of shareholders to be held on April 26, 2000, or any adjournment or postponement thereof. The Plan trustee is authorized to vote upon such other matters as may properly come before the annual meeting or any adjournment or postponement thereof, in its sole discretion. I understand my vote shall be confidential and will be seen only by BankBoston, N.A. in the tabulation of the vote. Please see page 2 of the Proxy Statement, "What if my shares are held in one of the Company's employee stock ownership plans?" for a further description of voting by the trustee.

The undersigned participant acknowledges receipt prior to the execution of this voting authorization card of the Notice of Annual Meeting of Charter One Financial, Inc. to be held on April 26, 2000, an Annual Report to Shareholders for the year ended December 31, 1999, and a Proxy Statement relating to the business to be addressed at the meeting.

Please promptly complete, date, sign and mail the attached card in the enclosed pre-addressed, postage-paid envelope. Do not return your authorization card if you are voting by Telephone or the Internet.

SEE REVERSE SIDE                               CONTINUED AND TO BE SIGNED ON REVERSE SIDE                               SEE REVERSE SIDE

NEXT PAGE

Vote by Telephone	Vote by Internet
It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone.	It's fast, convenient, and your vote is immediately confirmed and posted.
Follow these four easy steps:

1. Read the accompanying Annual Report to
    Shareholders, Authorization Statement and Proxy Card.

2. Call the toll-free number
    1-877-PRX-VOTE (1-877-779-8683).

3. Enter your 14-digit Voter Control Number
     located on your Authorization Card above your name.

4. Follow the recorded instructions.

Follow these four easy steps:

1. Read the accompanying Annual Report to
    Shareholders, Authorization Statement and Proxy Card.

2. Go to the Website http://www.eproxyvote.com/cf

3. Enter your 14-digit Voter Control Number
     located on your Authorization Card above your name.

4. Follow the instructions provided.

Your vote is important! Call 1-877-PRX-VOTE anytime!	Your vote is important! Go to http://www.eproxyvote.com/cf anytime!

Do not return your Authorization Card if you are voting by Telephone or Internet

DETACH HERE

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

| X |	Please mark votes as in this example.

This authorization card when properly executed and returned to the Trustee will be voted as directed or, if no direction is indicated it will be voted "for" the proposals listed on this card. Should a director nominee be unable to serve as a director, an event that we do not currently anticipate, the persons named in this card reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

1. Election of Directors.
Nominees: (01) Patrick J. Agnew; (02) Philip Wm. Fisher;
(03) Mark D. Grossi; (04) Karen R. Hitchcock; (05) John D.
Koch; (06) Michael P. Morley; (07) Joseph C. Scully; and
(08) John P. Tierney	2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company	FOR AGAINST ABSTAIN | | | | | |

FOR ALL NOMINEES	| |	WITHHELD FROM ALL NOMINEES	| |	The Board of Directors recommends a vote "FOR" each of the proposals.

| | ____________________________________________ For all nominees except as noted above. Please insert the number corresponding to the nominee for whom you want your vote withheld.	MARK HERE IF YOU PLAN TO ATTEND THE MEETING | | MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT | |

Please sign exactly as your name(s) appear(s) on this card.
When signing as attorney, executor, administrator, trustee,
officer, partner or guardian, please give full title. If more than one trustee, all should sign.

Signature: ________________________ Date:_____________ Signature: ____________________________ Date:_____________

NEXT PAGE

CHARTER ONE FINANCIAL, INC.

Annual Meeting . April 26, 2000
Confidential Voting Authorization Card

As a participant in the Charter One Bank Retirement Savings Plan (the "Plan"), I hereby direct the trustee of the Plan in which I participate to vote all shares of Charter One Financial, Inc. ("Charter One") common stock allocated or credited to my account under such Plan as of March 3, 2000, in accordance with the instructions on the reverse side of this card, at the annual meeting of shareholders to be held on April 26, 2000, or any adjournment or postponement thereof. The Plan trustee is authorized to vote upon such other matters as may properly come before the annual meeting or any adjournment or postponement thereof, in its sole discretion. I understand my vote shall be confidential and will be seen only by BankBoston, N.A. in the tabulation of the vote. Please see page 2 of the Proxy Statement, "What if my shares are held in one of the Company's employee stock ownership plans?" for a further description of voting by the trustee.

The undersigned participant acknowledges receipt prior to the execution of this voting authorization card of the Notice of Annual Meeting of Charter One Financial, Inc. to be held on April 26, 2000, an Annual Report to Shareholders for the year ended December 31, 1999, and a Proxy Statement relating to the business to be addressed at the meeting.

Please promptly complete, date, sign and mail the attached card in the enclosed pre-addressed, postage-paid envelope. Do not return your authorization card if you are voting by Telephone or the Internet.

SEE REVERSE SIDE                               CONTINUED AND TO BE SIGNED ON REVERSE SIDE                               SEE REVERSE SIDE

NEXT PAGE

Vote by Telephone	Vote by Internet
It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone.	It's fast, convenient, and your vote is immediately confirmed and posted.
Follow these four easy steps:

1. Read the accompanying Annual Report to
    Shareholders, Authorization Statement and Proxy Card.

2. Call the toll-free number
    1-877-PRX-VOTE (1-877-779-8683).

3. Enter your 14-digit Voter Control Number
     located on your Authorization Card above your name.

4. Follow the recorded instructions.

Follow these four easy steps:

1. Read the accompanying Annual Report to
    Shareholders, Authorization Statement and Proxy Card.

2. Go to the Website http://www.eproxyvote.com/cf

3. Enter your 14-digit Voter Control Number
     located on your Authorization Card above your name.

4. Follow the instructions provided.

Your vote is important! Call 1-877-PRX-VOTE anytime!	Your vote is important! Go to http://www.eproxyvote.com/cf anytime!

Do not return your Authorization Card if you are voting by Telephone or Internet

DETACH HERE

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

| X |	Please mark votes as in this example.

This authorization card when properly executed and returned to the Trustee will be voted as directed or, if no direction is indicated it will be voted "for" the proposals listed on this card. Should a director nominee be unable to serve as a director, an event that we do not currently anticipate, the persons named in this card reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

1. Election of Directors.
Nominees: (01) Patrick J. Agnew; (02) Philip Wm. Fisher;
(03) Mark D. Grossi; (04) Karen R. Hitchcock; (05) John D.
Koch; (06) Michael P. Morley; (07) Joseph C. Scully; and
(08) John P. Tierney	2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company	FOR AGAINST ABSTAIN | | | | | |

FOR ALL NOMINEES	| |	WITHHELD FROM ALL NOMINEES	| |	The Board of Directors recommends a vote "FOR" each of the proposals.

| | ____________________________________________ For all nominees except as noted above. Please insert the number corresponding to the nominee for whom you want your vote withheld.	MARK HERE IF YOU PLAN TO ATTEND THE MEETING | | MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT | |

Please sign exactly as your name(s) appear(s) on this card.
When signing as attorney, executor, administrator, trustee,
officer, partner or guardian, please give full title. If more than one trustee, all should sign.

Signature: ________________________ Date:_____________ Signature: ____________________________ Date:_____________

NEXT PAGE

CHARTER ONE FINANCIAL, INC.

Annual Meeting . April 26, 2000
Confidential Voting Authorization Card

As a participant in the St. Paul Federal Bank 401k Savings Plan (the "Plan"), I hereby direct the trustee of the Plan in which I participate to vote all shares of Charter One Financial, Inc. ("Charter One") common stock allocated or credited to my account under such Plan as of March 3, 2000, in accordance with the instructions on the reverse side of this card, at the annual meeting of shareholders to be held on April 26, 2000, or any adjournment or postponement thereof. The Plan trustee is authorized to vote upon such other matters as may properly come before the annual meeting or any adjournment or postponement thereof, in its sole discretion. I understand my vote shall be confidential and will be seen only by BankBoston, N.A. in the tabulation of the vote. Please see page 2 of the Proxy Statement, "What if my shares are held in one of the Company's employee stock ownership plans?" for a further description of voting by the trustee.

The undersigned participant acknowledges receipt prior to the execution of this voting authorization card of the Notice of Annual Meeting of Charter One Financial, Inc. to be held on April 26, 2000, an Annual Report to Shareholders for the year ended December 31, 1999, and a Proxy Statement relating to the business to be addressed at the meeting.

Please promptly complete, date, sign and mail the attached card in the enclosed pre-addressed, postage-paid envelope. Do not return your authorization card if you are voting by Telephone or the Internet.

SEE REVERSE SIDE                               CONTINUED AND TO BE SIGNED ON REVERSE SIDE                               SEE REVERSE SIDE